SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 11, 2004

Florida East Coast Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-08728	59-2349968
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Malaga Street, St. Augustine, Florida 32084

(Address of Principal Executive Offices) (Zip Code)

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 1—Supplemental Real Estate Information Package—December 31, 2003

Item 9.	Furnished Information

On February 11, 2004, data about the Company’s real estate holdings were made available in a document entitled “Supplemental Real Estate Information Package” on the Company’s website http://www.feci.com.

Attached as Exhibit 1 is the document “Supplemental Real Estate Information Package—December 31, 2003” which provides additional information about the Company’s real estate holdings.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

By:	/s/ Heidi J. Eddins

Name: Heidi J. Eddins
Title: Executive Vice President, General Counsel And Secretary

Date: February 11, 2004

EXHIBIT INDEX

Exhibits:

1	Supplemental Real Estate Information Package—December 31, 2003